UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20429
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2024
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. - Other Events.
Carter Bankshares, Inc. announces the acquisition of two North Carolina branches from First Reliance Bank
On December 10, 2024, Carter Bankshares, Inc. (NASDAQ:CARE) (the “Company”) and First Reliance Bancshares, Inc. (OTC: FSRL), announced today that their wholly owned subsidiaries, Carter Bank and First Reliance Bank, entered into a definitive Purchase and Assumption Agreement (the ”Agreement”) under which Carter Bank will acquire deposits associated with First Reliance Bank’s two branches in Mooresville and Winston-Salem, North Carolina, as well as First Reliance Bank’s Winston-Salem branch facility (the “Transaction”).
Pursuant to the terms of the Agreement, Carter Bank has agreed to assume certain deposit liabilities, and acquire cash, personal property and other fixed assets associated with the Winston-Salem branch. Additionally, Carter Bank plans on transferring the deposits acquired from the First Reliance Bank branch in Mooresville to its existing Mooresville branch. Carter Bank will assume approximately $56 million of deposits at two branch locations. Carter Bank will pay a 4.6% deposit premium on the average closing balance of the sum of non-interest and interest-bearing transaction accounts, savings, and money market demand deposits, but will not acquire any loans in the Transaction.
Subject to obtaining the necessary regulatory approvals, the Transaction is expected to close in the first half of 2025.
A copy of the joint press release announcing the branch purchase is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. - Financial Statements and Exhibits.
Exhibit No.    Description
99.1        Press Release dated December 10, 2024
Important Note Regarding Forward-Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of federal and state securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "pro forma,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are based on current beliefs and expectations of the Company’s management or First Reliance Bank’s management, respectively, which each management team believes to be reasonable as of the date of this press release. These forward-looking statements are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company or First Reliance Bank. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in or implied by the forward-looking statements as a result of numerous factors, and depend on the Carter Bank’s and First Reliance Bank’s ability to close the Transaction in a timely manner and to realize the anticipated benefits of the Transaction. For a discussion of factors that may impact forward-looking statements by the Company, please see the most recent reports on Forms 10-K and 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC”) and available on the SEC's website at www.sec.gov.
The Transaction is subject to regulatory approval and other conditions. The actual amount of deposits that are acquired under Agreement is subject to change prior to closing. Targeted financial benefits are subject to significant uncertainty, and Carter Bank’s expected benefits of the Transaction may be affected or offset by other conditions related to Carter Bank’s operation. You should not place undue reliance on forward-looking statements, which reflect expectations only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement, except as otherwise required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: December 10, 2024	By:	/s/ Litz H. Van Dyke
	Name:	Litz H. Van Dyke
	Title:	Chief Executive Officer